OFFICE LEASE AGREEMENT



PROPERTY:                   Bay Colony Business Center



TENANT:                     Computer Outsourcing Services, Inc.

                            6620 Bay Circle Drive

                            Norcross, Georgia   30071






LANDLORD:                   Crocker Realty Trust, L.P.

                            433 Plaza Real

                            Suite 335

                            Boca Raton, FL 33432





SQUARE FOOTAGE:             52,174 R.S.F

LEASE TERM:                 EST. COMMENCEMENT DATE: July 4, 2000

                            EST. TERMINATION DATE:      June 30, 2015



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                             TABLE OF CONTENTS



1.       Demise of Premises .................................................3
2.       Term ...............................................................4
3.       Rent ...............................................................5
4.       Use of Premises; Compliance with Legal Requirements ................6
5.       Taxes Payable by Tenant ............................................6
6.       Insurance Coverage; Waiver of Subrogation ..........................7
7.       Repairs and Maintenance by Landlord ................................7
8.       Repairs and Maintenance by Tenant ..................................8
9.       Utilities and Janitorial Services ..................................8
10.      Alterations and Improvements .......................................8
11.      Trade Fixtures and Other Personal Property..........................9
12.      Signs and Advertising ..............................................9
13.      Landlord's Right of Entry ..........................................9
14.      Casualty Damage ....................................................9
15.      Condemnation ......................................................10
16.      Transfers by Tenant ...............................................10
17.      Transfers by Landlord .............................................11
18.      Subordination .....................................................11
19.      Estoppel Certificates; Financial Statements .......................12
20.      Events of Default by Tenant .......................................12
21.      Landlord's Remedies ...............................................12
22.      Landlord's Default ................................................13
23.      Tenant's Remedies .................................................13
24.      Indemnification ...................................................14
25.      Protection Against Liens ..........................................14
26.      Holding Over ......................................................14
27.      Attorneys' Fees ...................................................15
28.      Waiver ............................................................15
29.      Leasing Commissions ...............................................15
30.      Notices ...........................................................15
31.      Miscellaneous .....................................................15
32.      Special Provisions ................................................16


Exhibits

A        Legal Description of Building Site
B        Floor Plan of Premises
C        Plan of Exterior Areas
D        Minimum Rent
E        Additional Rent Calculation
F        Building Rules
G        Special Provisions
H        Form of Subordination, Non-Disturbance and Attornment Agreement
I        Form of Guaranty
J        Reports
K        Roof Specifications
L        Batteries to be Removed

                             OFFICE LEASE AGREEMENT


THIS LEASE AGREEMENT (the "Lease"), made and entered into as of           , 2000
by and between CROCKER REALTY TRUST, L.P., a Delaware limited partnership, doing business in Georgia as CROCKER REALTY, L.P. ("Landlord"), and COMPUTER OUTSOURCING SERVICES, INC., a ____________________ corporation ("Tenant"),

                                   WITNESSETH:

1. DEMISE OF PREMISES. Landlord hereby demises the Premises (as hereafter described) to Tenant and covenants that Tenant shall peaceably and quietly hold and enjoy the Premises throughout the term on and subject to all the provisions and conditions of this Lease; and Tenant hereby accepts such demise of the Premises from Landlord.

         (a) The "Premises" consist of the space containing approximately 52,174 rentable square feet located in the building containing approximately 52,174 rentable square feet and known as Bay Colony - Building 6620 (the Building), on a tract of land located at 6620 Bay Circle Drive, Norcross, GA 30071 and more particularly described on Exhibit A attached hereto (together with the Building, the "Property"). The Premises are shown highlighted on the Building plan attached hereto as Exhibit B.

         (b) As long as Tenant is entitled to possession of the Premises, Tenant shall have the nonexclusive right to use any parking areas, loading areas, driveways, sidewalks, and other common facilities of the Property as they may exist from time to time, provided that Tenant shall have the exclusive right to use and install on the roof of the Building and those portions of the Property exterior to the Premises (the Exterior Areas) as shown on Exhibit C for placement and operation of antenna, microwave dishes, HVAC equipment, generator systems, telecommunications conduit and other equipment necessary for the conduct of Tenant's business. subject to the prior written approval of Landlord after submission of plans therefor to Landlord, and subject to the requirements of applicable zoning and other land use ordinances, rules or regulations, and any applicable restrictive covenants (each antenna and microwave dish, including its associated parts, is referred to hereinafter as an item of such equipment; all such equipment is collectively referred to hereinafter as "Telecommunications Equipment", which may include the equipment of fiber and other telecommunications service providers that are providing services to Tenant or its customers, and such ancillary equipment and Tenant's HVAC equipment and generator systems are hereinafter collectively referred to as "Other Equipment") as may be required for the proper conduct of Tenant's business consistent with the permitted use of the Premises under Paragraph 4 below. Except as expressly provided herein, Landlord shall grant to no other party the right to use the roof of the Building for any purpose. Tenant's rights hereunder shall be subject to the limitations described in (1) and (2) below. Without limiting the foregoing, Tenant shall be entitled to use the roof and Exterior Areas for the storage and use of equipment to be used pursuant to Co-Location agreements (as defined in Paragraph 16(d) below).

         (1) Interference. Tenant shall operate the Telecommunications Equipment in a manner that will not cause interference with any equipment operated by other tenants or licensees of the Property, the installation of which preceded the installation of the Telecommunications Equipment of Tenant which interferes with it. All operations of Telecommunications Equipment by Tenant shall be in compliance with all Federal Communications Commission requirements.

         (2)  Rules:
         ---  -----

                  (A) No item of Telecommunications Equipment shall be larger than three (3) meters in any dimension, nor shall any item of Telecommunications Equipment or Other Equipment, when installed exceed a height of ten (10) feet above the surface of the roof of the Building; provided, however, one (1) antenna installed on the roof of the Building shall be permitted to reach a height of up to fifteen (15) feet above the surface of the roof of the Building;

                  (B) Each item of Telecommunications Equipment and Other Equipment must be installed in a good and workmanlike manner and in accordance with all applicable laws, rules and regulations and restrictive covenants of record, and in accordance with the plans and specifications approved in advance by Landlord;

                  (C) Tenant shall provide Landlord with reasonable advance notice of any work that will be performed on the roof of the Building and afford Landlord the opportunity to be present for all such work; provided that only subsequent notice within a reasonable time shall be required in the case of an emergency that presents immediate danger to Tenant, or its employees, invitees or personal property;

                  (D) Tenant shall keep and maintain liability insurance and property damage insurance with respect to all Telecommunications Equipment and Other Equipment that names Landlord as an additional insured and that otherwise complies with the other terms of this Lease;

                  (E) Tenant shall perform all work with respect to Telecommunications Equipment and Other Equipment in a lien free manner and shall bond off or discharge any other liens or encumbrances that arise out of or are related to any of the work performed on such Telecommunications Equipment or Other Equipment within thirty (30) days after the filing thereof;

                  (F) Tenant shall be responsible for and shall pay for and repair any damage to the Premises, the Building or the Property that arises out of the installation, maintenance, replacement or repair of any Telecommunications Equipment or Other Equipment. Tenant will have the right to penetrate the roof; provided that (i) Tenant shall obtain the prior written approval of the Landlord for such penetration and for the plans for the installation of the Telecommunications Equipment or Other Equipment, (ii) such roof penetration shall not void or impair any roof warranty then in place; (iii) Tenant shall be deemed to have assumed all liability that would otherwise be the responsibility of Landlord for repairs and replacements of any portion of the roof affected by such penetration; provided that the Landlord shall also assign to the Tenant or otherwise cause the Tenant to receive the benefit, if any, of any applicable warranty; (iv) at the expiration or termination of the Term, Tenant shall be responsible for, and shall pay for any necessary repairs resulting from the removal of such Telecommunications Equipment or Other Equipment and the penetration of the roof associated therewith, and (v) if requested by Landlord, Tenant shall cause such work to be done (A) by contractors approved by Landlord, which approval shall not be unreasonably withheld by Landlord, or (B) by Landlord, with the costs and expenses incurred by Landlord in connection therewith (excluding any costs relating to defects with respect to, or damages resulting from, such installation) to be reimbursed by Tenant upon demand in one lump sum (but to be otherwise treated as additional rental hereunder).

                  (G) Tenant hereby indemnifies Landlord against and agrees to hold Landlord harmless from and against any and all losses, costs, expenses, judgments, liabilities, suits and the like (including, without limitation court costs and attorneys' fees) arising out of or related to the use, operation, installation, repair, maintenance and replacement of all Telecommunications Equipment and Other Equipment;

                  (H) Tenant and Landlord shall cooperate with each other to modulate the frequencies from the Telecommunications Equipment so that they are compatible with any telecommunications equipment subsequently installed on the Property so long as such can be accomplished without material out-of-pocket cost to Tenant and without material interference with Tenant's permitted use of the Premises.

                  (I) No Telecommunications Equipment shall be used by Tenant (or the applicable telecommunications service providers or customers, as the case may be) for any purpose other than the receipt and transmission of information directly related to the conduct of business within the Premises or directly related to the business of customers and/or affiliates of the Tenant; Tenant shall not rent, lease or otherwise demise space, time or other components of any such Telecommunications Equipment to third party consumers of such services other than its own affiliates and customers ; and

                  (J) All Telecommunications Equipment and Other Equipment (other than the antenna described in the second clause of subparagraph 2(A) above) shall be screened so as not to be visible from the ground within the Property.

         (c) Tenant's Proportionate Share (herein so called) is stipulated to be One hundred percent ( 100 %), for Tenant's Proportionate Share when the calculation is based upon the current rentable area of the Building and/or the Exterior Areas, and Twenty-eight and 56/100 percent ( 28.56 %) for Tenant's Proportionate Share when the calculation is based upon the current total rentable building area of the entire Property containing approximately 182,684 rentable square feet. If the rentable area of the Building or Property changes, Tenant's Proportionate Share shall be adjusted accordingly (based on an architect's certificate or other reasonable substantiation of the Building's or Property's rentable area) by an amendment to this Lease, which Landlord and Tenant agree to execute.

2. TERM. The term of this Lease shall begin on the Commencement Date estimated to be the 4th day of July , 2000 and end on the last day of the one hundred eightieth ( 180th ) full calendar month thereafter estimated to be the 30th day of June , 2015 . Thus, unless the Commencement Date falls on the first day of a calendar month, the term will also include the initial partial calendar month immediately following the Commencement Date. The "Commencement Date" shall be the later of (a) the date of substantial completion of any Tenant Improvements to be constructed by Landlord pursuant to the Special Provision attached hereto as Exhibit G, or (b) July 4, 2000. On the Commencement Date, Tenant shall execute a written agreement to confirm the actual calendar date on which the Commencement Date occurs. Tenant shall take possession of the Premises on the Commencement Date and surrender the Premises to Landlord at the expiration of the term or earlier termination of this Lease free of waste and in as good a condition as on the Commencement Date except for reasonable wear and tear and repairs that are Landlord's responsibility under this Lease. By taking possession of the Premises, Tenant shall have agreed that the Premises are suitable for their intended purpose and that the Premises and all other parts of the Property are in good and satisfactory condition, free of material defects.

3. RENT. Throughout the term of this Lease, Tenant shall pay rent to Landlord in accordance with the following provisions:

         (a) Tenant shall pay minimum annual rent (the "Minimum Rent") in monthly installments in advance on or before the first day of each calendar month as reflected in Exhibit D hereto.

         (b) Additional Rent (herein so called) shall be calculated as provided in Exhibit E hereto; provided, however, that during the first year of the Lease, the portions of Additional Rent attributed to taxes, insurance, and maintenance costs shall not collectively exceed $2.10 per rentable square foot. For each calendar year after the year in which the Commencement Date occurs, Landlord shall furnish Tenant a written estimate of Additional Rent for the applicable calendar year. Estimates of Additional Rent shall be made by Landlord on a reasonable basis determined by Landlord. Tenant shall pay estimated Additional Rent in advance on or before the first day of each month in monthly installments equal to one-twelfth (1/12) of the estimated Additional Rent for the applicable calendar year. The estimated monthly Additional Rent includes, but shall not be limited to, and shall be subject to adjustment as provided for in Exhibit E herein, costs and expenses for operating and maintaining the common areas, facilities, and equipment for the Property, costs and expenses for common area water and sewer charges, costs and expenses for common area electricity charges. Pending receipt of Landlord's written estimate of Additional Rent for any calendar year, monthly installments of estimated Additional Rent shall continue to be paid in the same amount as in the prior calendar year. By April 30 of each calendar year or as soon as possible thereafter, Landlord shall deliver to Tenant a written statement reflecting any difference between estimated Additional Rent paid and actual Additional Rent accrued for the prior calendar year (or in the case of any partial calendar year in which the term of this Lease begins or ends, a prorated portion of such Additional Rent based on actual days elapsed during the portion of term occurring in that calendar year). Tenant shall pay Landlord the total amount of any balance of Additional Rent due shown on such annual statement within thirty (30) days after receipt of the statement. Landlord shall refund any overpayment of Additional Rent by Tenant shown on such annual statement within thirty (30) days after delivery of the statement, or Landlord, at its option, may credit the amount of any such overpayment against the installment(s) of Minimum Rent and Additional Rent due for the remainder of the then current calendar year.

         (c) The installments of Minimum Rent and Additional Rent for any initial partial calendar month shall be prorated based on actual days elapsed, and shall be paid in advance on the Commencement Date.

         (d) Except as expressly provided to the contrary in this Lease, installments of Minimum Rent and Additional Rent shall be payable without notice, demand, reduction, setoff, or other defense. Installments of Minimum Rent and Additional Rent and payments of other sums owing to Landlord pursuant to this Lease shall be made to Landlord at 433 Plaza Real, Boca Raton, Florida 33432 , or at whatever other account or address that Landlord may designate from time to time by written notice to Tenant.

         (e) If any installment of Minimum Rent or Additional Rent, or any other sum due and payable pursuant to this Lease, remains unpaid for more than ten
(10) days after the date due, Tenant shall pay Landlord a late payment charge equal to the greater of (i) Fifty and No/100 Dollars ($50.00), or (ii) five percent (5%) of the unpaid installment or other payment. The late payment charge is intended to compensate Landlord for administrative expenses associated with responding to late payment, and shall not be considered liquidated damages or interest. All rent and other sums of whatever nature owed by Tenant to Landlord under this Lease that remain unpaid for more than ten (10) days shall bear interest from the date due until paid at the lesser of (i) five percent (5%) in excess of the prime or general reference rate of interest of NationsBank of North Carolina, N.A. (or its successors) in effect from time to time, or (ii) the maximum interest rate per annum allowed by law.

         (f) Tenant will deliver by May 26, 2000 an Irrevocable Letter of Credit (the L/C) in the amount of Six Hundred Twenty Six Thousand Eighty-eight and
00/100 dollars ($ 626,088.00 ) (the "Deposit") as security for Tenant's performance of all obligations hereunder. The form of the letter shall be subject to the Landlord's approval. In the Event of Default by Tenant, Landlord may, at its option, draw upon the L/C on account of any rent or other sums owing by Tenant, and thereupon Tenant shall immediately increase the L/C in an amount so applied in order that Landlord will always have the full Deposit on hand throughout the term of this Lease. The Deposit shall never constitute liquidated damages in the Event of Default by Tenant. Upon full payment and performance of this Lease by Tenant (including without limitation, final payment of any Additional Rent owed by Tenant), Landlord shall return to Tenant the L/C after drawing any rental or other sums owed by Tenant pursuant to this Lease. From and after the expiration of the third year of the Lease, Tenant shall have the right to replace the L/C annually with a letter of credit reduced by 20% (based on the original amount of the L/C) but otherwise conforming in all respects to the original L/C, provided that at the end of the fifth year of the Lease, Tenant shall provide a letter of credit or cash security deposit in the amount of three
(3) months' average Minimum Rent and Additional Rent, for the remainder of the Term.

4. USE OF PREMISES; Compliance with Legal Requirements. Tenant shall use the Premises only for general office or warehouse purposes, which may include the installation, operation, maintenance and replacement of communications and switch equipment and facilities (including (a) co-location of equipment owned by Business Affiliates (as defined in Section 16(d) below) and (b) such rights of Business Affiliates to use the Premises as may be set forth in Section 16(d) below) in connection with Tenant's Internet data center and communications business, and for no other purposes without the Landlord's prior written consent, which shall not be unreasonably withheld. Tenant shall not commit or allow waste to be committed in the Premises or elsewhere on the Property, and shall not do or allow to be done in the Premises or elsewhere on the Property anything that shall constitute a nuisance or detract in any way from the reputation of the Property as a first-class real estate development. Tenant shall allow no noxious or offensive odors, fumes, gases, smoke, dust, steam or vapors, or any loud or disturbing noise or vibrations to originate in or be emitted from the Premises. Tenant shall comply with all laws, ordinances, and regulations of any governmental authority relating to Tenant's use or occupancy of the Premises, with the requirements of insurance underwriters or rating bureaus applicable to the Property, and with the following requirements:

         (a) Tenant may, after securing any necessary permits, use Hazardous Materials at the Premises and Exterior Areas only of such types and in such quantities or concentrations as is customary for businesses similar in nature and scope to that of Tenant's business (e.g., generally available office equipment and supplies that contain small amounts of Hazardous Materials, such as copy machine toner and cleaning supplies, and diesel fuel and batteries for generator systems), so long as they are properly used and stored within the Premises, properly disposed of by Tenant at a location other than the Property, and otherwise, used, handled, stored, transported and disposed of in accordance with applicable law. Except as permitted in the preceding sentence, no use, generation, storage, treatment, transportation, or disposal of any


Hazardous Material shall occur or be permitted to occur in connection with Tenant's use and occupancy of the Premises or any other portion of the Property. "Hazardous Material" shall mean any toxic or hazardous waste, material, or substance or any other substance that is prohibited, limited, or regulated as a health or environmental hazard by any governmental or quasi-governmental authority, or that even if not so regulated, could or does pose a hazard to the environment or to the health and safety of the occupants of the Building or others.

         (b) No portion of the Premises or the Property shall be used or occupied for anything that is extrahazardous on account of fire or other risks, that causes an increase in the premiums payable by Landlord for any of its insurance with respect to the Property, or that causes any underwriter to deny insurance coverage to Landlord.

         (c) Tenant shall comply with all requirements of the Americans with Disabilities Act and implementing regulations applicable to its use and occupancy of the Premises other than requirements relating solely to the physical structure of (i) the Tenant Improvements, (ii) the roof, foundation, and exterior walls of the Building, and (iii) the common use areas of the Property.

         (d) Tenant has previously been furnished with a copy of any applicable restrictive covenants relating to the Building, and Tenant shall abide by those restrictions in connection with its use and occupancy of the Premises.

         (e) Landlord shall have the right to prescribe and modify reasonable rules for the use of the Property and leased premises within the Building. A copy of Landlord's current Building rules is attached hereto as Exhibit F. In the event of any conflict with the Building rules, the provisions in the main body of this Lease control.

         (f) Tenant shall ensure that its agents, employees, and contractors comply with this Paragraph, and shall use reasonable efforts to ensure that its invitees and customers comply with this Paragraph.

Subject to the last sentence of this paragraph, Landlord represents and warrants to Tenant that the Premises and the Building are, to the best of its actual knowledge, free of Hazardous Materials as of the date of this Lease; provided, however, such representation and warranty shall be subject to any matters disclosed in those reports described on Exhibit J attached hereto which Landlord has delivered to Tenant (the Reports). Tenant hereby acknowledges that underground storage tanks (the Tanks) are located on the Property near the Building (as more particularly described in Document 1 of Exhibit J) and Landlord has made no representation or warranty concerning the maintenance of, or the presence or absence of Hazardous Materials in and around, the Tanks. As part of Landlord's termination agreement with its prior tenant (Federated), Landlord shall remove, or cause to be removed, the Tanks on or before July 1, 2000 in accordance with applicable law. Notwithstanding any contrary provision contained herein, Landlord hereby represents that, to its knowledge, the Reports constitute all of the environmental reports concerning the Property located in Landlord's files.

5. TAXES PAYABLE BY TENANT. Tenant shall pay any documentary stamp tax, sales or use tax, excise tax, or any other tax, assessment, or charge (other than any income, franchise, or similar tax imposed directly on Landlord or Landlord's net income from the Property) required to be paid on account of (a) the execution of this Lease, (b) the use or occupancy of the Premises by Tenant, (c) the rent or other payments due hereunder, or (d) Tenant's trade fixtures, equipment, machinery, inventory, merchandise or other personal property located on the Premises and owned by or in the custody of Tenant. All such taxes, assessments, and charges shall be paid promptly as they become due prior to delinquency. Tenant shall provide Landlord with copies of paid receipts for such taxes, assessments, or charges promptly after payment of same. Tenant shall also pay on written demand from Landlord any increase in ad valorem taxes or assessments on the Property as a result of alterations, additions, or improvements made by or on behalf of Tenant other than the initial Tenant Improvements.



6.       INSURANCE COVERAGE; Waiver of Subrogation.

         (a) Landlord shall maintain property and casualty insurance on the Building, with extended coverage or such other additional coverage as Landlord shall elect, in an amount of not less than the full replacement cost of the Building; provided, however, if the premium for any insurance carried by Landlord with respect to the Property increases as the result of Tenant's use or occupancy or as the result of any act or omission of Tenant or its agents, employees, or contractors, Tenant shall pay Landlord the amount of any such increase on written demand. Payment of such increased premiums shall not excuse any noncompliance with this Lease by Tenant that may have caused the increased premiums.

         (b) Tenant shall maintain and pay for property and casualty insurance with extended coverage on all trade fixtures, equipment, machinery, merchandise, or other personal property belonging to or in the custody of Tenant in the Premises or otherwise on the Property. Tenant shall maintain and pay for commercial general liability insurance (occurrence coverage) in the amount of not less than $2,000,000.00, with a company licensed to do business in the state in which the Property is located and reasonably acceptable to Landlord, naming Landlord as an additional insured, providing contractual liability coverage, and containing an undertaking by the insurer not to cancel or change coverage materially without first giving thirty (30) days' written notice to Landlord. Tenant shall furnish Landlord certificates of insurance evidencing the required commercial general liability insurance coverage prior to the Commencement Date and thereafter prior to each policy renewal date. Tenant shall be permitted to satisfy the foregoing insurance requirements through the use of blanket policies which otherwise comply with the terms hereof.

         (c) Each of Landlord and Tenant hereby waives all claims or other rights of recovery against the other and its agents, employees, and contractors for any loss or damage to the Premises or other portions of the Property, or to any personal property or fixtures thereon, by reason of fire or other insurable risk of loss (whether or not actually insured), regardless of cause or origin, including negligence, gross negligence, or misconduct of the other party or its agents, employees, or contractors, and covenants that no insurer shall hold any right of subrogation against such other party. Landlord and Tenant shall each advise its insurers of the foregoing waiver and such waiver shall be a part of the respective policies of property and casualty insurance maintained by Landlord and Tenant.

7. REPAIRS AND MAINTENANCE BY LANDLORD. At its own cost (and not as a cost included in the calculation of Additional Rent), Landlord shall repair only the roof, exterior walls, structural members (including foundation and subflooring) of the Premises, and central plumbing and electrical systems serving the entire Building up to the point of entry into the Premises. If Tenant gives Landlord written notice of the need for repairs, Landlord shall begin any repair work required under the terms of this Lease within thirty (30) days after its receipt of such notice, and shall diligently pursue such required repairs to completion. If repairs are required to be made by Landlord as the result of any act or omission of Tenant or its agents, employees, or contractors, then any cost of such repairs in excess of insurance proceeds actually received by Landlord shall be paid by Tenant to Landlord on written demand, and Landlord shall not be obligated to begin or continue repair work until funds for such purposes are received from insurance proceeds or from Tenant. As used in this Paragraph, "repair" includes the replacement of materials or equipment.

As items whose cost is included in the calculation of Additional Rent, Landlord shall provide for:

Routine repairs, service, management, operations and maintenance of the common areas, facilities, and equipment of the Property, including landscaping, irrigation systems, parking and loading areas, driveways, sidewalks, exterior lighting, common signs, garbage collection and disposal, common water, sewer, plumbing, gas, electric facilities and equipment, and other areas, facilities, or equipment shared by the various tenants of the Property. If and to the extent Landlord chooses, Landlord may furnish common area security services and equipment. Landlord has no duty to provide security for persons or property, and no duty to do so shall be deemed to have been assumed by Landlord's furnishing of security services. Tenant waives and releases all claims against Landlord and its agents, employees, and contractors to the extent based on any wrongful, negligent, or other failure to furnish security services or equipment or on any wrongful, negligent, or other act or omission in connection with any security services or equipment furnished.

Tenant shall not be deemed to have been evicted as the result of, nor shall Landlord be liable for any loss or damage to the property of Tenant located in the Premises or for any loss of business or profits of Tenant or other damages of any kind arising from (i) any failure of Landlord to provide maintenance, repair, or other services to be furnished by Landlord pursuant to this Paragraph as the result of circumstances outside of Landlord's reasonable control, (ii) any interruption or unavailability of utilities or any stoppage, leaking, bursting, or other defect or failure in the utility lines, pipes, wires, and other facilities serving the Premises as the result of circumstances outside of Landlord's reasonable control, or (iii) any repairs, maintenance, alterations, or improvements to any portion of the Property made in connection with correcting any of the foregoing circumstances or providing the maintenance, repair, or other services to be furnished by Landlord pursuant to this Paragraph, provided that in connection with any such repairs or corrections Landlord shall use commercially reasonable efforts to prevent material interference to Tenant and Tenant's business. If as the result of any of the foregoing, the Premises remain untenantable for more than ten (10) days after written notice from Tenant to Landlord specifying the circumstances giving rise to such untenantability, then as Tenant's sole and exclusive remedy, Minimum Rent and Additional Rent shall abate for so long thereafter as the Premises remain untenantable in Landlord's judgement. Such abatement of Minimum Rent and Additional Rent shall not extend the term of this Lease.

In exercising its rights under this Paragraph, Landlord shall use commercially reasonable efforts to not materially interfere with or disrupt the normal operation of Tenant's business. Landlord, and any third parties entering the Premises at Landlord's invitation or request shall at all times strictly observe Tenant's reasonable rules relating to security on the Premises. Except in the event of an emergency, Tenant shall have the right, in its sole discretion, to designate a representative to accompany Landlord, or any third parties, while they are on the Premises.

8. REPAIRS AND MAINTENANCE BY TENANT. Tenant shall maintain and keep in good repair all parts and components of the Premises not expressly required by this Lease to be maintained or repaired by Landlord, including without limitation, plumbing, wiring, electrical systems, HVAC systems and equipment (except for routine maintenance provided by Landlord), glass and plate glass, and equipment or machinery constituting fixtures. All maintenance and repair work performed by Tenant shall be carried out in a good an workmanlike manner in compliance with applicable building codes and other laws. As used in this Paragraph, "repair" includes the replacement of materials or equipment.

Notwithstanding anything contained herein to the contrary, Tenant shall, at its sole cost and expense, maintain and keep the heating, ventilating and air conditioning systems, apparatus and equipment (the HVAC Systems) in good condition and repair during the entire term of this Lease. Within thirty (30) days of the date Tenant takes possession of the Premises, Tenant shall enter into a maintenance contract, requiring at least quarterly service with a reputable and licensed full service HVAC maintenance firm approved by Landlord, for the routine maintenance and servicing of the HVAC Systems. Tenant shall furnish Landlord with a copy of the then current maintenance contract. Landlord shall have the specific right to inspect, or have inspected, the HVAC Systems, and if in Landlord's reasonable judgement such HVAC Systems are not being properly maintained, Landlord shall have the right to give notice to Tenant of such, and Landlord may, at the expense of Tenant, undertake to make such repairs as are necessary to put the HVAC Systems in good condition.

Notwithstanding anything contained herein to the contrary, Tenant shall, at its sole cost and expense, provide for the routine control and extermination, as applicable, of insects, pests, and other vermin in the premises (Pest Control). If Landlord, in its reasonable judgement, determines that Tenant's Pest Control is insufficient, Landlord may, at the expense of Tenant, undertake to contract for such services as Landlord deems necessary to correct the situation.

9. UTILITIES AND JANITORIAL SERVICES. Tenant shall contract directly with public or private utility companies to obtain, and shall pay directly any required deposits, installation and hook-up costs, and consumption or use charges for (a) electricity, gas, and telephone or other telecommunications services, (b) water and sewer service if separately metered for the Premises, (c) unless provided by Landlord as part of the common facilities of the Property, trash and waste collection and disposal service, and (d) waste collection and disposal services for waste in exceptional quantities or of a type requiring special handling or that is otherwise not suitable for collection and disposal through common facilities of the Property, if any. Tenant shall provide and pay for janitorial services of a type and frequency to keep the Premises in a clean, safe, healthful, and presentable condition.

10. ALTERATIONS AND IMPROVEMENTS. Tenant shall make no alterations, additions, or improvements to the Premises or the Property that affect the structural elements  of the  Building or  Building  systems or  exterior  without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld. Tenant shall comply with all reasonable requirements of Landlord relating to approval of plans and specifications, compliance with building codes and other laws, protection of the integrity, condition, and proper functioning of the roof, walls, foundations, and other structural elements of the Building and of the Building's mechanical, electrical, and plumbing systems and equipment, employment and bonding of contractors, insurance, aesthetic considerations, and other relevant matters as determined by Landlord. All alterations, additions or improvements, including without limitation all partitions, walls, railings, carpeting, floor and wall coverings, and other fixtures (excluding Tenant's trade fixtures) made by, for, or at the direction of Tenant shall become the property of Landlord when made, and shall remain upon the Premises at the expiration or earlier termination of this Lease. Subject to the last paragraph of Paragraph 7, Landlord reserves the right to make structural and nonstructural alterations, additions, and improvements to the Property, to re-stripe parking areas and otherwise control parking and traffic movement on the Property, and to change the name or street address of the Property.

11. TRADE FIXTURES AND OTHER PERSONAL PROPERTY. Any trade fixtures installed in the Premises at Tenant's expense shall remain Tenant's personal property, and Tenant shall have the right at any time during the term of this Lease to remove such trade fixtures (provided that any damage to the Building or Premises caused by such removal shall immediately be repaired by Tenant). On or before the expiration of the term or earlier termination of this Lease, Tenant shall remove all trade fixtures and personal property from the Premises, repair any damage to the Building or Premises caused by removal of its trade fixtures and other personal property, and leave the Premises in a clean condition free of waste, refuse, or debris. If Tenant fails to do so, Landlord may retain, store, or dispose of such trade fixtures and other personal property however Landlord chooses without liability of any kind to Tenant, repair any damage to the Building or Premises caused by removal of such trade fixtures and other personal property, and clean the Premises and properly dispose of all such waste, refuse, or debris; and all costs and expenses incurred by Landlord in connection with the foregoing shall be payable by Tenant to Landlord on written demand. The following property shall be considered part of the permanent improvements to the Building owned by Landlord, not trade fixtures of Tenant, and shall not be removed from the Premises by Tenant under any circumstances: (a) HVAC systems, fixtures, or equipment (unless the same is installed by Tenant, in which event Tenant may remove same in accordance with the first sentence of this Paragraph
11); (b) lighting fixtures or equipment; (c) dock levelers; (d) carpeting, other permanent floor coverings, or raised flooring; (e) paneling or other wall coverings; (f) plumbing fixtures and equipment; and (g) permanent shelving. Notwithstanding any contrary provision herein, Landlord may designate, in connection with its review and approval of Tenant's plans, such equipment and/or improvements (including without limitation those related to HVAC) that Landlord desires for Tenant to remove upon the expiration of the term or earlier termination of this Lease, which equipment and improvements shall be treated as trade fixtures for purposes of the second and third sentences of this Paragraph 11.

12. SIGNS AND ADVERTISING. Tenant may, at its sole cost and expense, install exterior tenant identification sign on the Building. The identification signage will be of a design acceptable to Landlord in its sole discretion (taking into account signage standards applicable to the Property), and installation will be in a manner prescribed by Landlord. Landlord shall have the right to remove any unapproved signage and repair any resulting damage to the Building or Premises at the cost and expense of Tenant payable on written demand. Tenant shall not use or allow the use in or about the Premises or elsewhere on the Property of any sound production device, mechanical or moving display device, bright lights, or other advertising media that would be visible or audible from the exterior of the Building.

13. LANDLORD'S RIGHT OF ENTRY. Landlord and persons authorized by Landlord may enter the Premises at any time without notice to Tenant in the event of emergency involving possible injury to property or persons in or around the Premises or the Building. Subject to the last paragraph of Paragraph 7, Landlord and persons authorized by Landlord shall have the right to enter the Premises at all reasonable times and upon reasonable notice for the purposes of making repairs or connections, making alterations, additions, or improvements to the Building, installing utilities, providing services to the Premises or for other tenants, making inspections, or showing the Premises to prospective purchasers or lenders of the Property. During the last six (6) months of the initial or any extended term, Landlord and persons authorized by Landlord shall have the right at reasonable times and upon reasonable notice to show the Premises to prospective tenants.

14. CASUALTY DAMAGE. If any part of the Premises is damaged by fire or other casualty, Tenant shall give prompt notice to Landlord. If damage by fire or other casualty renders any substantial part of the Premises untenantable and the repair time to restore the Premises to a tenantable condition will exceed one hundred twenty (120) days (or will exceed thirty (30) days in the case of damage occurring during the last twelve (12) months of the term), or if any part of the Property is so damaged that in Landlord's judgment, substantial alteration or reconstruction is required (whether or not the Premises have been damaged by the casualty), or if any mortgagee of the Property requires application of the insurance proceeds to the reduction of the mortgage debt, or if any material uninsured loss occurs, Landlord may, at its option, terminate this Lease by so notifying Tenant in writing within sixty (60) days after the date of the casualty; provided, however, if Landlord desires to terminate this Lease as a result of an uninsured loss or mortgagee's application of insurance proceeds, Landlord shall notify Tenant of the amount of insurance proceeds available for restoration (if Landlord knows the same) and Tenant may agree to pay to Landlord, as rental hereunder, the difference between such amount and the actual costs of restoration, in which case the Lease shall not be terminated pursuant to this sentence. If the damage by fire or other casualty renders any substantial part of the Premises untenantable and if the repair time to restore the Premises to a tenantable condition will exceed one hundred twenty (120) days (or will exceed thirty (30) days in the case of damage occurring during the last twelve (12) months of the term), Tenant may elect to terminate this Lease by so notifying Landlord in writing within sixty (60) days after the date of the casualty. If the Lease is not so terminated by Landlord or Tenant, Landlord shall promptly begin and diligently pursue the work of restoring the Premises (including the initial Tenant Improvements) to substantially their former condition as soon as reasonably possible. Landlord shall not, however, be required to restore any alterations, additions, or improvements other than the initial Tenant Improvements or to spend any amount in excess of the insurance proceeds actually received by Landlord as a result of the casualty. Landlord shall allow Tenant an equitable abatement of Minimum Rent and Additional Rent during the time and to the extent the Premises are untenantable as the result of fire or other casualty, but such abatement shall not extend the term.

15. CONDEMNATION. If all or substantially all of the Property is condemned or is sold in lieu of condemnation, then this Lease shall terminate on the date the condemning authority takes possession. If less than all of the Property is so condemned or sold (whether or not the Premises are affected) and in Landlord's judgment, the Property cannot be restored to an economically viable condition, or if any mortgagee of the Property requires application of condemnation proceeds to the reduction of the mortgage debt, Landlord may terminate this Lease by written notice to Tenant effective on the date the condemning authority takes possession. If the condemnation will render any substantial part of the Premises untenantable, Tenant may terminate this Lease by written notice to Landlord effective on the date the condemning authority takes possession of the affected part of the Premises. If this Lease is not so terminated by Landlord or Tenant, Landlord shall, to the extent feasible, restore the Premises (including the initial Tenant Improvements) to substantially their former condition. Landlord shall not, however, be required to restore any alterations, additions, or improvements other than the initial Tenant Improvements or to spend any amount in excess of the condemnation proceeds actually received by Landlord. Landlord shall allow Tenant an equitable abatement of Minimum Rent and Additional Rent during the time and to the extent the Premises are untenantable as the result of any condemnation, but such abatement shall not extend the term. All condemnation awards and proceeds shall belong exclusively to Landlord, and Tenant shall not be entitled to, and expressly waives and assigns to Landlord, all claims for any compensation for condemnation; provided, however, if Tenant is permitted by applicable law to maintain a separate action that will not reduce condemnation awards or proceeds to Landlord, Tenant shall be permitted to pursue such separate action, but only for loss of business, moving expenses, and Tenant's trade fixtures.

16       TRANSFERS BY TENANT.

         (a) Without the prior written consent of Landlord in each instance, which consent will not be unreasonably withheld, Tenant shall not do any of the following (as used in this Paragraph, a "Transfer"): (i) assign this Lease or any estate or interest therein, whether absolutely or collaterally as security for any obligation; (ii) sublease any part of the Premises; (iii) permit any assignment of this Lease or any estate or interest therein by operation of law;
(iv) subject to Paragraph 16(d) below, grant any license, concession, or other right of occupancy for any part of the Premises; or (v) subject to Paragraph 16(d) below, permit the use of the Premises by any person other than Tenant and its agents and employees. Permissible reasons for Landlord's withholding consent include (but are not limited to) the following: (vi) the proposed use of the Premises is not permitted by this Lease, would materially negatively affect insurance or environmental risks (unless Tenant or the transferee nullifies such risks), or would otherwise materially negatively impact the Property; (vii) the creditworthiness of the proposed transferee is unacceptable to Landlord in Landlord's good faith business judgment; (viii) the proposed use or occupancy would require alterations or additions to the Premises or other portions of the Property to comply with applicable laws, ordinances, and regulations (unless Tenant or the transferee in advance funds such alterations or additions and same do not materially negatively impact the Property); and (ix) if the consent of any mortgagee is required, such mortgagee refuses to consent after good faith efforts by Landlord to obtain such consent. Any attempted Transfer without Landlord's prior written consent shall be void.

         (b) If Tenant requests Landlord's consent to a Transfer (other than a Permitted Transfer), Landlord may either (i) approve or disapprove the Transfer, or (ii) terminate this Lease with respect to the part of the Premises included in the proposed Transfer. In connection with each Transfer request by Tenant, Tenant shall obtain and furnish to Landlord all documents, financial reports, and other information Landlord reasonably requires in order to evaluate the proposed transferee. Landlord shall advise Tenant of Landlord's decision with respect to the requested Transfer within twenty (20) days after receipt of Tenant's written Transfer request and all requested supporting materials. If Landlord refuses to consent to a requested Transfer, this Lease shall nonetheless remain in full force and effect. The consent of Landlord to one requested Transfer shall never be construed to waive the requirement for Landlord's consent to other Transfers, nor shall any consent by Landlord or Transfer by Tenant discharge or release Tenant from any obligations or liabilities to Landlord. Tenant shall remain fully responsible for all obligations and liabilities arising under this Lease following any Transfer.

         (c) All net cash or other proceeds of any Transfer (other than a Permitted Transfer) in excess of the Minimum Rent and Additional Rent payable under this Lease (i.e., net of reasonable brokerage commissions, legal fees, transferee improvements and other costs incurred by Tenant in connection with the Transfer) shall be paid to Landlord, and Tenant hereby assigns to Landlord all rights it might have or ever acquire to such portion of the excess net proceeds. No transferee of less than the entire Premises or Lease shall ever be entitled to exercise any extension, expansion, or other option provided in this Lease or to the return of the Deposit. If an Event of Default by Tenant occurs after any Transfer, Landlord may, at its option, collect rent directly from the transferee, and Tenant hereby authorizes any transferee to pay rent directly to Landlord at all times after receipt of written notice from Landlord. No direct collection by Landlord from any transferee shall constitute a novation or release Tenant from its obligations and liabilities under this Lease.

         (d) Notwithstanding any provision of this Lease to the contrary (i) an assignment or subletting of all or a portion of the Premises to an entity which is controlled by, controls, or is under common control with, Tenant, or to an entity or which results from a merger or consolidation with Tenant, or which has purchased all or a substantial part all of Tenant's assets (any such entity, an Affiliate), (ii) a transfer of all or a substantial portion of the shares in Tenant in connection with any sale, assignment, merger or other reorganization, whether by operation of law or otherwise, (iii) a transfer of all or a substantial  part  of the  assets  of  Tenant,  (iv)  any  transfer  of all or a substantial portion of the shares, control, and/or assets of Tenant to any Affiliate, division, or entity controlling, controlled by or under common control with Tenant, (v) any assignment of this Lease or pledge of a legal or beneficial interest in Tenant to a lender or vendor as security for financing of Tenant's equipment (provided, however, that Landlord shall owe such vendor(s) no duties or obligations except to the extent, if any, imposed on Landlord under any document(s) executed by Landlord and such vendor(s)), and/or (vi) provided that Tenant remains in possession and control of the Premises, any Business Agreements (defined below) to the extent that any Business Affiliates (as defined below) comply in all respects with this Lease, including, without limitation, the provisions hereof related to permitted uses and legal compliance, shall be a Permitted Transfer and not be deemed a Transfer for any purpose under this Lease, provided that Tenant notifies Landlord of any such assignment or sublease and supplies Landlord with any documents or information reasonably requested by Landlord regarding such assignment or sublease to such affiliate. The term Business Agreement(s) shall mean any license, co-location agreement (defined below), or other arrangement which permits the use or occupancy of portions of the Premises by any of Tenant's subsidiaries, divisions, customers, peering partners, or providers of telecommunications services to any of the foregoing (collectively, Business Affiliates) and/or their equipment and personnel; provided, however, that such Business Affiliates
(a) shall have no right to occupy the Premises, (b) shall be subject to all restrictions imposed on Tenant hereunder, and (c) shall be owed no duties from Landlord. The term Co-location agreement(s) shall mean any agreement entered into by Tenant with another party whereby Tenant is providing (whether by cable, fiber or other form of physical transmission, wireless transmission, or any other mode of transmission) (i) co-location, access, or any other form of connection to (a) the Internet, (b) any Internet successor or affiliated networking system, and/or (c) any other existing or future telecommunications, networking, or communication systems, or (ii) computer outsourcing services (e.g. housing and management of computer services for Business Affiliates, whether or not such entities are connected to the Internet or other networks or systems). Control, as used in this Subparagraph, shall mean the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of more than fifty percent (50%) of the voting interest in, any person or entity.

17 TRANSFERS BY LANDLORD. Landlord shall have the unrestricted right to sell, assign, mortgage, encumber, or otherwise dispose of all or any part of the Property or any interest therein. Upon sale or other disposition of the Property to a party who assumes the obligations of Landlord under this Lease, Landlord shall be released and discharged from obligations and liabilities thereafter accruing under this Lease (including liability for the return of any Deposit if the same has been delivered to such party), and Tenant shall look solely to Landlord's successor for performance of the Lease thereafter (including the return of any Deposit if the same has been delivered to such party). Tenant's obligations under this Lease shall not be affected by any sale, assignment, mortgage, encumbrance, or other disposition of the Property by Landlord, and Tenant shall attorn to anyone who thereby becomes the successor to Landlord's interest in this Lease.

18 SUBORDINATION. This Lease is subject and subordinate to any and all mortgages now or hereafter encumbering the Property. Such subordination shall be self-operative without the necessity of any further instrument, but if requested by Landlord, Tenant shall promptly execute and deliver to Landlord any instrument Landlord may reasonably request to evidence the subordination of this Lease to such mortgages or to acknowledge the assignment of this Lease as additional security for such mortgages. If any person acquires the Property through the exercise of remedies provided in a mortgage, Tenant shall automatically attorn to and become the tenant of the new owner of the Property, except that the new owner shall not be bound by any payment of rent for more than one (1) month in advance or liable for any act or omission of Landlord that occurred prior to the date the new owner acquired title and possession of the Property. Upon request by such a new owner, Tenant shall execute an instrument confirming the attornment provided in this Paragraph.

Notwithstanding any provision of this Lease to the contrary, Landlord hereby represents and warrants that it shall, within thirty (30) days of the execution and delivery of this Lease by Tenant, obtain from the holder of a mortgage, ground lease or any other interest in the Premises, Building and/or Property superior to Tenant (a Mortgagee), a non-disturbance agreement providing, among other things, that (a) Tenant will not be named or joined in any proceeding to enforce the Mortgagee's interest unless required by law in order to perfect the proceeding; (b) enforcement of the Mortgagee's interest shall not terminate the Lease or disturb Tenant in the possession and use of the Premises (except in the case where Tenant is in default under the Lease beyond any applicable notice and cure period); and (c) any party succeeding to the interest of Landlord as a result of the enforcement of the holder's interest shall be bound to Tenant under all the terms, conditions and covenants of the Lease for the balance of the term thereof, with the same force and effect as if such party were the original Landlord under this Lease. In addition, Tenant's subordination to any future Mortgagee hereunder is expressly conditioned on execution and delivery of a non-disturbance agreement as set forth above. Landlord and Tenant agree that any non-disturbance agreement in form and substance substantially similar to the form attached hereto as Exhibit H shall satisfy the requirements of this Paragraph.

19 ESTOPPEL CERTIFICATES; Financial Statements. Within ten (10) days after a written request by Landlord, Tenant shall deliver an estoppel certificate in a form supplied by or acceptable to Landlord certifying any facts that are then true with respect to this Lease, including without limitation that this Lease is in full force and effect, that no default exists on the part of Tenant or, to Tenant's knowledge, on the part of Landlord, that Tenant is in possession, that Tenant has commenced the payment of rent, and that Tenant, to its knowledge, has no defenses or offsets with respect to payment of rent under this Lease. Likewise, within ten (10) days after a written request by Tenant, Landlord shall deliver to Tenant an estoppel certificate covering such matters of fact with respect to Landlord's obligations under the Lease as are reasonably requested by Tenant. If Landlord intends to sell the Property or obtain a loan secured by the Property, then within ten (10) days of Landlord's written request, Tenant shall furnish Landlord its most recent available audited or unaudited financial statements.

20       EVENTS OF DEFAULT BY TENANT.  Each of the following constitutes an
Event of Default by Tenant (herein so called):

         (a) Tenant fails or refuses to pay any installment of Minimum Rent, Additional Rent, or any other sum payable under this Lease when due, and the failure or refusal continues for at least five (5) days after receipt of written notice of such failure, provided that Landlord shall not be required to give more than two (2) such notices of payment default within any consecutive twelve
(12) month period (with any subsequent late payment within such period an automatic default).

         (b) Tenant fails or refuses to comply with any provision of this Lease not requiring the payment of money, and the failure or refusal continues for at least thirty (30) days after receipt of written notice from Landlord; provided, however, if any failure by Tenant to comply with this Lease cannot be corrected within such 30-day period solely as a result of nonfinancial circumstances outside of Tenant's control, and if Tenant has commenced substantial corrective actions within such 30-day period and is diligently pursuing such corrective actions, such 30-day period shall be extended for such additional time as is reasonably necessary to allow completion of actions to correct Tenant's noncompliance.

         (c) Tenant's leasehold estate is taken on execution or other process of law in any action against Tenant (other than a Permitted Transfer).

         (d) Tenant fails or refuses to take occupancy of the Premises upon the Commencement Date, or Tenant ceases to do business in, or abandons any substantial part of, the Premises, and concurrently fails to comply with any other material obligation or covenant under this Lease (e.g., payment of rent, maintenance of the Premises or maintenance of insurance).

         (e) Tenant or any guarantor of this Lease files a petition under any chapter of the United States Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state, or a petition is filed against Tenant or any such guarantor under any such statute and not dismissed with prejudice within twenty (20) days of filing, or a receiver or trustee is appointed for Tenant's leasehold estate or for any substantial part of the assets of Tenant or any such guarantor and such appointment is not dismissed with prejudice within sixty (60) days, or Tenant or any such guarantor makes an assignment for the benefit of creditors.

21       LANDLORD'S  REMEDIES.  If an Event of Default by Tenant occurs,
Landlord shall be entitled then or at any time thereafter to do any one or more of the following at Landlord's option:

         (a) Enter the Premises if need be, and take whatever curative actions are necessary to rectify Tenant's noncompliance with this Lease; and in that event Tenant shall reimburse Landlord on written demand for any expenditures by Landlord to effect compliance with Tenant's obligations under this Lease.

         (b) Terminate this Lease, in which event Tenant shall immediately surrender possession of the Premises to Landlord, or without terminating this Lease, terminate Tenant's right to possession of the Premises; and in either case, Landlord may re-enter and take possession of the Premises, evict Tenant and all parties then in occupancy or possession, and if permitted under applicable law, change the locks on the doors of the Premises without making keys to the changed locks available to Tenant.

         (c) If Landlord has terminated this Lease, recover all Minimum Rent, Additional Rent, and other sums owing and unpaid under this Lease as of the date of termination plus damages measured by the present value of the difference in the rental value of the Premises if this Lease had been fully performed for the balance of the term and the rental value of the Premises following the Event of Default by Tenant (taking into account probable remodeling, lease commission, allowance, inducement, and other costs of reletting).

(d) If Landlord has not terminated this Lease (whether or not Landlord has terminated Tenant's right to possession of the Premises or actually retaken possession), recover (in one or more suits from time to time or at any time before or after the end of the term) all Minimum Rent, Additional Rent, and other sums then or thereafter owing and unpaid under this Lease, together with all costs, if any, incurred in reletting the Premises (including remodeling, lease commission, allowance, inducement, and other costs), less all rent, if any, actually received from any reletting of the Premises during the remainder of the term. Landlord shall have the right following an Event of Default by Tenant to relet the Premises on Tenant's account without terminating the Lease, any such reletting to be on such terms as Landlord considers reasonable under the circumstances. Landlord may, at its option and without terminating this Lease, also declare the difference, if any, between (i) the entire amount of the rental which would become due and payable during the remainder of the term of this Lease, discounted to present value using a discount rate equal to the prime rate of the Atlanta office of Bank of America (the "Prime Rate") in effect as of the date of such declaration, and (ii) the fair rental value of the Leased Premises during the remainder of the term of this Lease (taking into account, among other factors, the anticipated duration of the period the Premises will be unoccupied prior to reletting and the anticipated cost of reletting the Leased Premises), also discounted to present value using a discount rate equal to the Prime Rate in effect as of the date of such declaration, to be due and payable immediately, in which event such sum shall be due and payable immediately and Tenant agrees to pay to Landlord the same at once, together with all rental and other sums theretofore due, it being understood and agreed that such payment shall be and constitute Landlord's liquidated damages, Landlord and Tenant acknowledging and agreeing that it is difficult or impossible to determine the actual damages Landlord would suffer from Tenant's breach hereof and that the agreed upon liquidated damages are not punitive or penalties and are just, fair and reasonable, all in accordance with O.C.G.A. `13-6-7.

         (e) Recover all costs of retaking possession of the Premises and any other damages incidental to the Event of Default by Tenant.

         (f) Terminate all of Tenant's rights to any allowances or under any renewal, extension, expansion, refusal, or other options granted to Tenant by this Lease.

         (g) Exercise any and all other remedies available to Landlord at law or in equity, including injunctive relief of all varieties.

If Landlord elects to retake possession of the Premises without terminating this Lease, it may nonetheless at any subsequent time elect to terminate this Lease and exercise the remedies provided above on termination of the Lease. Nothing done by Landlord or its agents shall be considered an acceptance of any attempted surrender of the Premises unless Landlord specifically so agrees in writing. No re-entry or taking of possession of the Premises by Landlord, nor any reletting of the Premises, shall be considered an election by Landlord to terminate this Lease unless Landlord gives Tenant written notice of termination.

22 LANDLORD'S DEFAULT. It shall be an Event of Default by Landlord (herein so called) only if Landlord fails to comply with any provision of this Lease and the failure continues for at least thirty (30) days after written notice from Tenant to Landlord (with a copy to Landlord's mortgagee if Tenant has been notified in writing of the identity and address of such mortgagee); provided, however, if any failure by Landlord to comply with this Lease cannot be corrected within such 30-day period solely as a result of nonfinancial circumstances outside of the control of Landlord, and if substantial corrective actions have commenced within such 30-day period and are being diligently pursued, such 30-day period shall be extended for such additional time as is reasonably necessary to allow completion of actions to correct Landlord's noncompliance.

23 TENANT'S REMEDIES. Except as otherwise provided in this Lease, in the Event of Default by Landlord, Tenant shall be entitled to any remedies available at law or in equity. Notwithstanding anything in this Lease to the contrary, Landlord shall never be liable in the Event of Default by Landlord, under any promise of indemnity in this Lease, or under any other provision of this Lease for any loss of business or profits of Tenant or other consequential damages or for punitive or special damages of any kind. None of Landlord's officers, employees, agents, directors, shareholders, or partners shall ever have any liability to Tenant under or in connection with this Lease. Tenant agrees to look solely to Landlord's interest in the Property for the recovery of any judgment against Landlord, and Landlord shall never be personally liable for any judgment.

In the event that Landlord fails to comply with its obligations to repair under Paragraph 7 within the period set forth in Paragraph 22, Tenant shall have the right, upon reasonable prior notice to Landlord, to make such repairs as are reasonably necessary to promote the tenantability of the Premises and protect Tenant's business operations and equipment. Landlord shall reimburse Tenant's reasonable costs (but in no event for any Excess Costs (as hereinafter defined) incurred in connection with any such repair by Tenant within thirty (30) days of receipt of invoices and necessary lien waivers therefor. Landlord acknowledges that the watertighness of the Building is of paramount importance to Tenant and agrees that it shall repair any leaks as quickly as possible, and that, notwithstanding the foregoing, Tenant may, immediately following notice to Landlord, use commercially reasonable efforts to correct such leaks and make such other repairs as Tenant deems necessary, in its reasonable business judgment, to avert damage to its operations and equipment. Notwithstanding any contrary provision herein, in the event that Tenant commences performance of any repairs under this Paragraph, then (i) Tenant shall be obligated to prosecute such performance to full completion in a good and workmanlike manner in accordance with applicable laws, codes and ordinances and shall be solely responsible for any and all costs and expenses associated with repairing any defective work so performed by Tenant, (ii) such commencement shall be deemed to be a cure of Landlord's failure to perform such obligations, (iii) Landlord shall have no further duties or liabilities (except with respect to reimbursing Tenant for Tenant's performance) in connection with such obligations, (iv) Tenant shall be and remain solely liable for any failure by Tenant to complete such performance, (v) Tenant shall utilize its best efforts to contact and utilize a contractor to make the repair that is included on Landlord's approved contractor list, and (vi) Tenant agrees to pay any and all costs and expenses of the repair that exceed those that would have been incurred by Landlord in diligently and competently prosecuting such repair (excluding necessary weekend and overtime surcharges)(such costs, the Excess Costs).

24       INDEMNIFICATION.

         (a) Tenant shall indemnify and hold Landlord and its officers, employees, agents, directors, shareholders, and partners harmless against any loss, liability, damage, fine or other governmental penalty, cost, or expense (including attorneys' fees and costs of litigation), or any claim therefor, resulting from: (i) Tenant's noncompliance with or violation of any law, ordinance, or other governmental regulation applicable to Tenant or its use and occupancy of the Premises; (ii) the use, generation, storage, treatment, or transportation, or the disposal or other release into the environment, of any Hazardous Material by Tenant or its employees, agents, or contractors or as the result of Tenant's use and occupancy of the Premises; or (iii) injury to persons or loss or damage to property to the extent caused by any negligent or wrongful act or omission of Tenant or its employees, agents, and contractors, but only to the extent the loss or damage would not be covered by property and casualty insurance of the type and amount required to be carried by Landlord pursuant to this Lease (whether or not actually so carried).

         (b) Landlord shall indemnify and hold Tenant and its officers, employees, agents, directors, shareholders, and partners harmless against any loss, liability, damage, fine or other governmental penalty, cost, or expense (including attorneys' fees and costs of litigation), or any claim therefor, resulting from: (i) Landlord's noncompliance with or violation of any law, ordinance, or other governmental regulation applicable to Landlord, but only to the extent such noncompliance or violation is not based on the use or occupancy of the Premises by Tenant or on any other act or omission of Tenant or its employees, agents, or contractors; (ii) the use, generation, storage, treatment, or transportation, or the disposal or other release into the environment, of any Hazardous Material by Landlord or its employees, agents, or contractors; or
(iii) injury to persons or loss or damage to property (other than trade fixtures or personal property owned by, or in the custody of Tenant) to the extent caused by any negligent or wrongful act or omission of Landlord or its employees, agents, and contractors (other than any negligent or wrongful omission to furnish security services or equipment or any negligent or wrongful act or omission in connection with any security services or equipment furnished). Nothing herein shall create any liability on the part of Landlord for any acts or omissions by other tenants or occupants of the Property or their agents, employees, contractors, or invitees.

25 PROTECTION AGAINST LIENS. Tenant shall do all things necessary to prevent the filing of any mechanics', materialmen's, or other type of lien or claim against Landlord or the Property by, against, through, or under Tenant or its contractors (other than security interests described in clause (v) of Paragraph 16(d) above). If any such lien or claim is filed, Tenant shall either cause the same to be discharged within twenty-five (25) days after filing, or if Tenant in its discretion and in good faith determines that such lien or claim should be contested and if all required consents or approvals of Landlord's mortgagee are obtained, Tenant shall furnish such security as may be necessary to prevent any foreclosure proceedings against the Property during the pendency of such contest. If Tenant fails to discharge such lien or claim within such 25-day period or fails to furnish such security, then Landlord may at its election, in addition to any other right or remedy available to it, discharge the lien or claim by paying the amount alleged to be due or by giving appropriate security. If Landlord discharges or secures such lien or claim, then Tenant shall reimburse Landlord on written demand for all sums paid and all costs and expenses (including reasonable attorneys' fees) so incurred by Landlord.

26 HOLDING OVER. If Tenant remains in possession of any part of the Premises after the expiration of the term of this Lease, whether with or without Landlord's consent, Tenant shall be only a tenant at will, the monthly installments of Minimum Rent payable during such holdover period shall be one hundred fifty percent (150%) of the monthly installments of Minimum Rent payable immediately preceding such expiration, and all Additional Rent and other sums payable under this Lease shall continue to be due and payable. The acceptance of any rent or other payments from Tenant with respect to any holdover period shall not serve to extend the term or waive any rights of Landlord, but Landlord may at any time refuse to accept rent or other payments from Tenant, and may re-enter the Premises, evict Tenant and all parties then in occupancy or possession, take possession of the Premises, and if permitted under applicable law, change the locks on the doors of the Premises without making keys to the changed locks available to Tenant. Tenant shall indemnify and hold Landlord harmless against any loss, liability, damage, cost, or expense (including attorneys' fees and costs of litigation), or any claim therefor, related to Tenant's holding over, including liabilities to any person to whom Landlord may have leased any part of the Premises.

27 ATTORNEY'S FEES. If an Event of Default by Tenant or an Event of Default by Landlord occurs, the nondefaulting party shall be entitled to recover reasonable attorneys' fees and other expenses of litigation incurred in exercising and enforcing its remedies under this Lease.

28 WAIVER. The failure of a party to insist upon the strict performance of any provision of this Lease or to exercise any remedy for an event of default shall not be construed as a waiver. The waiver of any noncompliance with this Lease shall not prevent subsequent similar noncompliance from being or becoming an event of default. No waiver shall be effective unless expressed in writing signed by the waiving party. No waiver shall affect any condition other than the one specified in the waiver and then only for the time and in the manner stated. Landlord's receipt of any rent or other sums with knowledge of noncompliance with this Lease by Tenant shall not be considered a waiver of the noncompliance. No payment by Tenant of a lesser amount than the full amount then due shall be considered to be other than on account of the earliest amount due. No endorsement or statement on any check or any letter accompanying any check or payment shall be considered an accord and satisfaction, and Landlord may accept any check or payment without prejudice to Landlord's right to recover the balance owing and to pursue any other available remedies.

29 LEASING COMMISSIONS. Each of Landlord and Tenant represents and warrants to the other that it has not dealt with anyone claiming any entitlement to any commission in connection with this leasing transaction except: N/A representing Landlord and Insignia/ESG representing Tenant, the "Broker(s)", whose commission will be paid by Landlord pursuant to a separate written agreement. Each of Landlord and Tenant agrees to indemnify and hold the other harmless against any loss, liability, damage, cost, or expense (including attorneys' fees and costs of litigation), or any claim therefor, for any leasing or other commissions, fees, charges, or payments resulting from or arising out of their respective actions in connection with this Lease except as to Broker(s). Landlord shall indemnify and hold Tenant harmless against payment of any leasing commission due Broker(s) in connection with this Lease.

30 NOTICES. Any written notice may be given by (a) depositing the notice in the United States mail, postpaid and certified and addressed to the party at its notification address under this Lease with return receipt requested, (b) delivering the same in person or by commercial messenger or overnight private delivery service to the party at its notification address under this Lease, or
(c) by facsimile transmission to the party at its notification address under this Lease. Unless actually received earlier, written notice deposited in the mail in the manner described above shall be effective on the third business day after it is so deposited, even if not received. Written notice given in person or by commercial messenger, overnight private delivery, or facsimile transmission in the manner described above shall be effective as of the time of receipt at the destination address as evidenced by a receipt signed by an employee of Tenant, by any confirmation of delivery provided by the messenger or delivery service, or by facsimile confirmation of transmission. The notification addresses of the parties are specified on the signature page of this Lease. Each party shall have the right to change its address by not less than ten (10) days' prior written notice to the other party.

31       MISCELLANEOUS.

         (a) If requested by Landlord, Tenant shall furnish appropriate evidence of the valid existence and good standing of Tenant and the authority of any parties signing this Lease to act for Tenant. If requested by Tenant, Landlord shall furnish appropriate evidence of the valid existence and good standing of Landlord and the authority of any parties signing this Lease to act for Landlord.

         (b) This document embodies the entire contract between the parties, and supersedes all prior agreements and understandings between the parties related to the Premises, including all lease proposals, letters of intent, and similar documents. All representations, warranties, or agreements of an inducement nature, if any, are merged with, and stated in this document. This Lease may be amended only by a written instrument executed by both Landlord and Tenant.

         (c) The relationship created by this Lease is that of landlord and tenant. Landlord and Tenant are not partners or joint venturers, and neither has any agency powers on behalf of the other. Tenant is not a beneficiary of any other contract or agreement relating to the Property to which Landlord may be a party, and Tenant shall have no right to enforce any such other contract or agreement on behalf of itself, Landlord, or any other party.

         (d) No consent or approval by Landlord shall be effective unless given in writing signed by Landlord or its duly authorized representative. Any consent or approval by Landlord shall extend only to the matter specifically stated in writing.

         (e) Whenever this Lease requires Tenant to pay or reimburse Landlord for costs or expenses in connection with any matter, such payment or reimbursement shall include costs and expenses payable by Landlord for related legal, architectural, engineering, and other consulting services as well as a ten percent (10%) administrative processing fee to compensate Landlord for its additional administrative and overhead costs. Whenever this Lease requires
Landlord's consent to or approval of any item, Landlord may condition such consent or approval on payment or reimbursement of all costs and expenses incurred by Landlord (including legal, architectural, engineering, and other consulting services) as well as reasonable administrative processing fee to compensate Landlord for its additional administrative and overhead costs.

         (f) The captions appearing in this Lease are included solely for convenience and shall never be given any effect in construing this Lease.

         (g) This Lease is being executed in multiple counterparts, each of which shall be considered an original for all purposes.

         (h) If any provision of this Lease is invalid or unenforceable, the remainder of this Lease shall not be affected. Each separate provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

         (i) This Lease binds not only Landlord and Tenant, but also their respective heirs, personal representatives, successors, and assigns (to the extent assignment is permitted by this Lease).

         (j) This Lease is governed by the laws of the state in which the Property is located.

         (k) All references to "business days" in this Lease shall refer to days that national banks are open for business in the city where the Property is located. Time is of the essence of this Lease.

         (l) All references to "mortgage(s)" in this Lease shall include deeds of trust, deeds to secure debt, other security instruments, and any ground or other lease under which Landlord may hold title to the Property as lessee. All references to "mortgagee(s)" in this Lease shall include trustees, beneficiaries, secured parties, ground or other lessors, and other parties secured by any mortgage.

         (m) Any liability or obligation of Landlord or Tenant arising during or accruing with respect to the term of this Lease shall survive the expiration or earlier termination of this Lease, including without limitation, obligations and liabilities relating to (i) the final adjustment of estimated installments of Additional Rent to actual Additional Rent owed, (ii) the condition of the Premises or the removal of Tenant's property, and (ii) indemnity and hold harmless provisions of this Lease.

         (n) Tenant agrees not to record this Lease. Tenant may record a memorandum of this Lease in a form approved by Landlord in writing prior to recording provided Tenant pays all taxes, recording fees, or other governmental charges incident to such recording. The memorandum shall not disclose the rent payable under this Lease and shall expressly provide that it shall be of no further force or effect after the last day of the term or on filing by Landlord of an affidavit that this Lease has expired or been terminated. Additionally, Tenant shall not disclose the terms of this Lease to any third party except (i) legal counsel to Tenant, (ii) any assignee of Tenant's interest in this Lease or sub-tenant of Tenant, (iii) as required by applicable law or by subpoena or other similar legal process, or (iv) for financial reporting purposes.

         (o) Landlord has delivered a copy of this Lease solely for Tenant's review, and such delivery does not constitute an offer to Tenant or an option reserving the Premises. This Lease shall not be effective until a counterpart executed by both Landlord and Tenant is delivered by Landlord to Tenant.

         (p) Tenant's interest in this Lease is a usufruct, not subject to levy and sale and not assignable except as expressly stated in this Lease to the contrary, rather than estate or interest in land.

32       SPECIAL PROVISIONS.  Any special provisions are attached to this Lease as Exhibit G.


IN WITNESS WHEREOF, the parties have caused this Lease to be executed pursuant to authority duly given as of the day and year first above written.


                                                  [Signatures on following page]

TENANT:                                LANDLORD:

COMPUTER OUTSOURCING SERVICES, INC.,   CROCKER REALTY TRUST, L.P., a Delaware
a                        corporation   limited partnership, doing business in
  ----------------------               Georgia as CROCKER REALTY. L.P.

                                       By:   CRT-GP, LLC, a Delaware limited
                                             liability company, its sole general
                                             partner

                                       By:   Crocker Operating Partnership,
                                             L.P., a Delaware limited
                                             partnership, its sole member
By:
Name:
Title                                  By:  Crocker Realty Trust, Inc., a
                                            Maryland corporation, its sole
                                            general partner
[CORPORATE SEAL]
                                       By:
                                            ----------------------------------
                                            Name: Christopher L. Becker
                                            Title: Vice President

                                       [CORPORATE SEAL]


Tenant's Notification Address:         Landlord's Notification Address:
-----------------------------          -------------------------------
                                       c/o Crocker Realty Trust, L.P.
                                       433 Plaza Real, Suite 335
                                       Boca Raton, Florida 33432
                                       Facsimile: (561) 394-7712
Facsimile:
                                       Copy to:
                                       Crocker Realty, L.P.
                                       2675 Paces Ferry Road
                                       Suite 320
                                       Atlanta, Georgia 30339
                                       Attention:         Christopher L. Becker
                                       Facsimile: (770) 435-7080

                                EXHIBIT A

               Legal Description of Building Site and Property

                                    EXHIBIT B


                             Floor Plan of Premises

                                    EXHIBIT C


                             Plan of Exterior Areas

                                    EXHIBIT D

                                  Minimum Rent





From        Through       Rate      Annual Amount   Monthly Installment
----------  ------------  --------  --------------  --------------------

07/01/00     06/30/01     $14.50    $756,523.00     $63,043.58
07/01/01     06/30/02     $14.86    $775,305.64     $64,608.80

                                    EXHIBIT E

                           Additional Rent Calculation


1. Operating Expenses (herein so called) shall consist of all costs and expenses of Landlord or its property management company ("Manager") accrued each calendar year for the management, operation, repair, and maintenance of the Property, including without limitation, costs and expenses for the following in connection with the Property:

     (a) Wages, salaries and compensation (including fringe benefits) paid or incurred for employees of Landlord or Manager up to and including the level of Property manager or the equivalent, provided that if such employees provide services with respect to other premises, such amounts shall be fairly allocated amongst all such premises.

     (b) Materials, supplies, replacement parts, equipment, and tools (whether purchased or leased).

     (c) Services rendered by third parties, including services to be provided by Landlord pursuant to the terms of the Lease. The costs of services rendered by Landlord, Manager or the affiliates of either shall not include costs representing an amount paid to Landlord, Manager or their affiliates which is in excess of the market rate which would have been paid in the absence of such relationship.

     (d) Utility costs and services, including electricity, gas, telephone, sewage, refuse or garbage collection, fire protection, and security services (if furnished).

     (e) Insurance premiums and policy deductibles paid, including property and casualty, rent loss, and public liability insurance.

     (f)       Management fees and expenses.

     (g)       Accounting services.

     (h) Assessments, fees, or similar charges for the Property's fair share of the cost of operating and maintaining common areas and facilities of the business park in which the Property is located.

     (i) Expenditures required to be capitalized in accordance with generally accepted accounting principles that are either required under any governmental law or regulation that was not applicable to the Property at the time the Building was constructed or that are intended to reduce Operating Expenses; provided that such capitalized costs shall be amortized over a reasonable period (as determined in accordance with generally accepted accounting principles) with interest thereon at the prime rate of NationsBank of North Carolina, N.A. (or its successor), in effect at the time such capital improvements were made.

Notwithstanding the foregoing, Operating Expenses shall not include: (i) depreciation or amortization (except as otherwise provided above), (ii) debt service, interest or ground lease payments, (iii) leasing commissions or brokerage fees, (iv) repairs to the Building and any demised premises where the occurrence causing the damage or loss necessitating repair is reimbursed by insurance carried by Landlord or that would have been reimbursed by insurance as would normally be carried by a reasonably prudent operator, (v) renovating space for new tenants or in renovating space vacated by any tenant, (vi) Landlord's cost of utilities separately charged to tenants and Landlord's payroll, material, and contract cost of other services separately charged to tenants,
(vii) costs incurred by Landlord for Tenant's alterations, (viii) any cost of painting and decorating the premises of other tenants, and (ix) costs required to be capitalized in accordance with generally accepted accounting principles (except as described above).

2. Taxes (herein so called) for each calendar year shall consist of all real estate taxes, assessments (whether for drainage, sewage, or other public improvements), taxes on rent or on occupancy or use of the Property, and similar governmental impositions now or hereafter levied or assessed, whether general or special, and whether imposed by any governmental entity or special taxing or assessment district (excluding, however, any income, franchise, or similar tax imposed directly on Landlord or Landlord's net income from the Property), together with all costs incurred by Landlord in contesting same.

3. In calculating Operating Expenses, all costs shall be determined on an annualized basis, and costs that vary with occupancy (such as janitorial service and utilities) shall be appropriately adjusted to reflect Operating Expenses at one hundred (100%) percent occupancy of the Building for a full calendar year. If the rentable area of the Building changes, subsequent calculations of Additional Rent shall be adjusted accordingly based on an architect's certificate or other reasonable substantiation of the Building's rentable area.

4. Tenant shall have the right, upon reasonable notice, to audit the books and records of Landlord relating to determination of Additional Rent within thirty
(30) days after receipt of Landlord's calculation of Additional Rent. In the event that such audit reflects a discrepancy, and Landlord does not provide evidence to the contrary, an adjustment shall immediately be made to correct such discrepancy. The cost of the audit shall be at the expense of Tenant, unless the audit reveals a discrepancy in Landlord's favor of more than five percent (5%), in which event Landlord shall reimburse Tenant for the reasonable and actual expenses incurred by Tenant in connection with the audit.

                                    EXHIBIT F

                         Building Rules and Regulations

         1. Sidewalks, doorways, vestibules, halls, stairways, elevator lobbies and other similar areas in the common areas of the Property shall not be used for the storage of materials or disposal of trash, obstructed by tenants or others, or used by tenants or others for any purpose other than entrance to and exit from tenant premises.

         2. Plumbing fixtures shall be used only for the purposes for which they are designed, and no sweepings, rubbish, rags, or other unsuitable materials shall be disposed into them. Damage resulting to any such fixtures from misuse by a tenant shall be the liability of said tenant.

         3. Landlord's property manager shall have the authority to approve the proposed weight and location of any safes and heavy furniture and equipment, which shall if determined to be necessary by Landlord's property manager, stand on supporting devices approved by Landlord's property manager in order to distribute the weight.

         4. Each tenant shall keep its premises neat and clean. No exterior storage of materials, equipment, supplies, or other property shall be permitted. All trash shall be properly disposed of in appropriate containers or receptacles. Specifically, and without limitations, no exterior storage of pallets or shipping containers is permitted.

         5. No birds, fish or other animals shall be brought into or kept in, on or about the Building (except for seeing-eye dogs).

         6. Each tenant shall comply with all security procedures (if any) both during business hours and after hours and on weekends. Landlord's property manager will provide each tenant with prior notice of any such security procedures and any changes thereto promptly. Tenants shall lock all exterior doors after working hours.

         7. No flammable or explosive fluids or materials shall be kept or used within the Building except in areas approved by Landlord, and each tenant shall comply with all applicable building and fire codes relating thereto.

         8. The location of any vending machines must be approved by Landlord's property manager.

         9. All locks for doors in each tenant's premises shall be Building Standard except as otherwise permitted by Landlord and no tenant shall place any additional lock or locks on any door in its premises without Landlord's property manager's written consent. All requests for duplicate keys shall be made to Landlord's property manager.

         10. No machinery of any kind may be operated that would overload, damage, or otherwise exceed design capacities for the Building's mechanical, electrical, and plumbing systems and equipment.

         11. Canvassing, peddling, soliciting and distribution of hand bills on the Property (except for activities within a tenant's premises that involve only such tenant's employees) is prohibited. Each tenant is requested to notify Landlord (or Landlord's property manager) if such activities occur.

         12. The tenant will be responsible for contacting Landlord's property manager in advance for clearance of tenant contractors. All tenants shall refer all contractors, contractors' representatives, and installation technicians rendering any service to them to Landlord for Landlord's supervision, approval, and control.

         13. Each tenant and their contractors are responsible for removal of trash resulting from large deliveries or move-ins. Such trash must be removed from the Building and Building facilities may not be used for dumping. If such trash is not promptly removed, Landlord (or Landlord's property manager) may cause such trash to be removed at the tenant's sole cost and expense plus a reasonable additional charge to be determined by Landlord to cover Landlord's administrative costs in connection with such removal.

         14. Tenants may not install, leave or store equipment, supplies, furniture or trash in the common areas of the Property (other than the Exterior Areas).

         15. Each tenant shall provide Landlord's property manager with names and telephone numbers of individuals who should be contacted in an emergency.

         16.  Electric  current shall not be used for space heaters,  cooking or
heating  devices  or  similar   appliances   without  Landlord's  prior  written
permission.

         17. No vehicles shall be parked except in designated areas. No vehicles may be stored or abandoned on the Property. All loading and unloading shall occur only at designated loading docks or areas. All persons on the property shall comply with traffic control and parking signs.

         18. Except as provided in Paragraph 1 of the Lease, no antennas (including microwave or satellite dish antennas) shall be placed on the roof of the Building or elsewhere on the Property without the prior written consent of Landlord.

Landlord reserves the right to amend and add to these rules as Landlord considers appropriate for the safety, care, maintenance, operation, and cleanliness of the Building, and for the preservation of good order therein. If any of these rules directly contradicts the other terms of the Lease, such other terms shall prevail.

                                    EXHIBIT G

                               Special Provisions

1. Landlord, at its own cost and expense, agrees to replace, prior July 10, 2000, the entire roof of the Premises with a new watertight roof system pursuant to the specifications attached hereto as Exhibit K.

2. Landlord shall, at its own cost and expenses, remove, or cause to be removed, from the Property those batteries designated on Exhibit L attached hereto.

3. Landlord has made no representations or promise as to the condition of the Premises. Except as set forth in this Exhibit G, Landlord shall not perform any alterations, additions, or improvements, in order to make the Premises suitable and ready for occupancy and use by Tenant. Tenant has inspected the Premises, is fully familiar with the physical condition of the Premises, and shall accept the Premises as-is, where is, and without any warranty, express or implied, or representation as to fitness or suitability

4. Tenant shall have access to the Premises and Exterior Areas 24 hours per day, 365 days per year. Tenant shall have the right to secure its property in the Exterior Areas by means of a fence or other appropriate measures behind the Building where not visible to the public, provided that any such installation shall comply with all applicable laws, ordinances, codes and rules and regulations.

5. Infocrossing, Inc. (Guarantor) shall guaranty the performance of Tenant's obligations hereunder pursuant to a guaranty to be executed by Guarantor of the form attached hereto as Exhibit I.

6. Following Landlord's written confirmation to Tenant of Federated's vacation of the Premises, Tenant shall be entitled to access to the Premises upon its execution and delivery of the Lease for purposes of measuring the space to design the Tenant Improvements, demolish the space to a shell and core condition and thereafter construct the Tenant Improvements. Tenant agrees that (i) it shall not interfere, or permit its agents, employees or contractors, to interfere with, any construction work being performed by, or on behalf of, Landlord; (ii) Landlord shall have no responsibility or liability for any loss of or damage to any of Tenant's property installed or left upon the Premises (except such as results from the negligence or willful misconduct of Landlord or its agents, employees or contractors); (iii) all provisions of this Lease, other than the obligation of Tenant to pay Rent, shall be binding upon Tenant at such time; (iv) Tenant's agents, employees and contractors shall work in harmony and shall not interfere with Landlord, Landlord's contractor or any subcontractor in the construction of other improvements to the Building; and (v) before entering upon the Premises, Tenant shall cause Landlord to be insured from the date of such entry with satisfactory proof that all agents or employees of Tenant or any of its contractors or subcontractors entering upon the Premises are appropriately covered by workers' compensation insurance. Tenant shall not undertake the installation of the Tenant Improvements using contractors or employees that interfere with or disrupt harmonious labor relations for the Building as a whole, including work being performed by Landlord.

7. Notwithstanding the provisions of Paragraph 16(d) of the Lease, Tenant may form an operating subsidiary (Subsidiary), and transfer its interest hereunder to Subsidiary, provided that (i) prior to such transfer, Tenant shall execute a guaranty of a form acceptable to Landlord, and (ii) such Subsidiary is entirely controlled by Tenant or Landlord is otherwise satisfied, in its sole discretion, with the relationship between Tenant and Subsidiary.

8. With respect to the generators and raised flooring currently located in the Premises for the use of Federated (the Federated Equipment), Tenant may notify Landlord of any items of such Federated Equipment which Tenant desires to use following Federated's surrender of the Premises, which notice shall be effective if received by Landlord reasonably in advance of Federated's surrender. Landlord shall use commercially reasonable efforts to enforce the obligations of Federated to retain in the Premises following the termination of Federated's lease those items of the Federated Equipment for which Tenant timely notifies Landlord in accordance with the immediately preceding sentence.

9. Landlord shall deliver to Guarantor copies of any default notice delivered by Landlord to Tenant at the following address (or at such other address as Guarantor may notify Landlord pursuant to Paragraph 30 of the Lease) :

                                      Infocrossing, Inc.


         Guarantor shall be afforded the same cure period from and after notice as is afforded Tenant hereunder. As used in this Paragraph 9, Guarantor shall mean and refer to Guarantor and, in the event that Tenant executes the guaranty contemplated by Paragraph 7 above, Tenant.

                                    EXHIBIT H


         Form of Subordination, Non-Disturbance and Attornment Agreement

                                    EXHIBIT I


                                Form of Guaranty

                                    EXHIBIT J

                                     Reports


1. Compliance Evaluation for an Emergency Generator Underground Storage Tank, dated October 6, 1999

2.       Letter from Federated Systems Group dated June 22, 1999

3.       Phase I Environmental Site Assessment Update  dated February 13, 1998

4.       Phase I Environmental Site Assessment Update dated October 31, 1996

5.       Report of Phase II Subsurface Investigation dated July 17, 1995

6.       Asbestos Operations and Maintenance Program for Bay Colony Business
         Center

                                    EXHIBIT K

                               Roof Specifications

                                    EXHIBIT L

                             Batteries to be Removed

All batteries located on the Premises except those specified in a written notice to the Landlord at least 24 hours before Landlord's removal contractor enters the Premises to remove such batteries.